Exhibit 23.1

Consent of Independent Public Accountants

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 (N0. 333-48447) of Obie Media Corporation of our report dated February 15, 2002 relating to the financial statements which appear in this Form 10-K.


                                                     /s/PricewaterhouseCoopers
Portland, Oregon
February 25, 2002